Exhibit 99.1

MONARCH FINANCIAL REPORTS

STRONG FIRST QUARTER RESULTS

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record first quarter profitability, improved asset quality, along with continued loan, deposit and asset growth. First quarter 2010 highlights are:

-	Record first quarter net income of $1,119,817, up 5.7% from 2009

-	Non-performing assets decline to 1.05% of total assets

-	Assets exceed $700 million for first time, now at $704.7 million

-	Deposit growth of $39.1 million, with 76% in checking and money markets

-	Loan growth of $19.1 million

-	Pre-tax pre-provision earnings up 27.9% from previous year

-	Net Interest margin expansion to 4.13%, up from 3.20% one year prior

Net income for 2010 was $1,119,817 compared to $1,060,271 for the previous year. The annualized return on average equity (ROE) was 6.68%, and the annualized return on average assets (ROA) was 0.67%. Diluted earnings per share were $0.13, compared to $0.16 the previous year and were down due to dividend expense related to the issuance of new capital in late 2009.

“We are extremely pleased with our performance, and are excited about our many growth initiatives going forward. On top of our fifth record quarterly profit and continued net interest margin expansion, asset quality improved and remains significantly better than our peers. Monarch Mortgage also continues to contribute to our earnings performance” stated Brad Schwartz, Chief Executive Officer of Monarch Bank.

Total assets at March 31, 2010 were $705 million, up $71 million or 11.1% from $634 million one year prior. Total loans held for investment increased $50 million to $557 million, up 9.8% from 2009. Deposits increased $57 million to $579 million, up 11.0% from 2009. Borrowings used primarily to fund our mortgage pipeline increased $6 million in 2010, up 11.9% from one year prior. “Our focus on ‘smart growth’ delivered a great quarter for deposits and loans, with the majority of deposit growth in demand deposits and money market accounts. During the quarter we added several talented bankers to our sales team to drive future growth” stated Neal Crawford, President of Monarch Bank.

The company continues to experience better asset quality performance than its local and national peer group. Non-performing assets declined to 1.05% of total assets, compared to 1.61% one year prior and 1.40% at year end 2009. Non-performing assets declined 27.4% from one year prior and totaled $7.4 million, comprised of $6.6 million in non-accrual loans and $837 thousand in other real estate owned. The Company was aggressive in recognizing losses and disposing of non-performing assets during the quarter. The allowance for loan losses represents 1.55% of total loans held for investment, with the allowance now representing 116% of non-performing loans.

Equity to assets was 9.71% as of March 31, 2010, compared to 9.61% one year prior. Total risk-based capital to risk weighted assets equaled 13.90%, significantly higher than what is required to meet “Well Capitalized” standards, the highest rating of capital strength by bank regulatory standards. In December 2009 Monarch fully repaid $14.7 million in the U.S. Treasury’s CPP/TARP program and issued $20 Million in new convertible preferred stock.

Net interest income increased 39.2% or $1.8 million during the first quarter of 2010 compared to the same quarter in 2009 due to a combination of improved asset yields, earning asset growth, and declines in funding costs. The net interest margin improved to 4.13% compared to 3.20% in 2009, and was up from 3.99% in the fourth quarter of 2009. We have been able to improve our margin while limiting long-term fixed rate loans and extending the maturities on fixed-term deposits.

Non-interest income grew 5.6% from the same period in 2009, fueled by increased mortgage margins and growth in banking fee income. Monarch Mortgage closed $234 million in mortgage loans during the quarter. Monarch Mortgage is focused on the retail A-paper mortgage market and does not participate in the sub-prime or wholesale mortgage markets. Non-interest expense grew 15.6%, with the majority of the increase related growth in salary and benefits and mortgage loan expense.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eight banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have twenty-three offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	April 22, 2010

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	March 31
	2010	2009
ASSETS:
Cash and due from banks	$15,803	$9,407
Interest bearing bank balances	4,562	3,705
Federal funds sold	7,040	1,724

Investment securities:
Securities available for sale	8,413	5,797
Securities held to maturity	—	500

Total investment securities	8,413	6,297

Loans held for sale	82,664	80,769

Loans held for investment, net of unearned income	556,784	507,196
Less: allowance for loan losses	(8,650)	(8,660)

Net loans	548,134	498,536

Bank premises and equipment	9,198	8,242
Restricted equity securities	7,020	5,813
Bank owned life insurance	7,120	6,850
Goodwill	775	775
Intangible assets	774	952
Accrued interest receivable and other assets	13,175	11,133

Total assets	$704,678	$634,203

LIABILITIES:
Demand deposits—non-interest bearing	$93,571	$75,288
Demand deposits—interest bearing	19,980	15,427
Money market deposits	169,476	115,977
Savings deposits	23,711	30,354
Time deposits	272,366	284,669

Total deposits	579,104	521,715

FHLB borrowings	42,088	36,551
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	5,031	4,963

Total liabilities	636,223	573,229

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	—
Cumulative perpetual preferred stock, series A, liquidation value of $14.7 million, no par value; 14,700 shares authorized, issued and outstanding	—	14,491
Common stock, $5 par, 20,000,000 shares authorized; issued - 5,876,534 shares outstanding at March 31, 2010 and 5,759,263 shares outstanding at March 31, 2009	29,383	28,796
Capital in excess of par value	22,166	8,115
Retained earnings	13,090	9,404
Accumulated other comprehensive (loss) income	(300)	21

Total Monarch Financial Holdings, Inc. stockholders’ equity	68,339	60,827
Noncontrolling interest	116	147

Total equity	68,455	60,974

Total liabilities and stockholders’ equity	$704,678	$634,203

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended
	March 31
	2010	2009
INTEREST INCOME:
Interest on federal funds sold	$8,377	$894
Interest on other bank accounts	376	636
Dividends on restricted securities	18,165	15,525
Interest & dividends on investment securities:	54,546	64,335
Interest and fees on loans	8,470,927	7,485,447

Total interest income	8,552,391	7,566,837

INTEREST EXPENSE:
Interest on deposits	1,861,365	2,640,410
Interest on trust preferred subordinated debt	121,500	76,687
Interest on other borrowings	182,698	260,534

Total interest expense	2,165,563	2,977,631

NET INTEREST INCOME	6,386,828	4,589,206
PROVISION FOR LOAN LOSSES	1,327,870	700,551

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,058,958	3,888,655

NON-INTEREST INCOME:
Service charges on deposit accounts	394,331	285,469
Mortgage banking income	7,675,152	7,101,121
Investment and insurance commissions	74,320	284,005
Other income	133,777	171,791

Total non-interest income	8,277,580	7,842,386

NON-INTEREST EXPENSE:

Salaries and employee benefits	7,924,546	7,141,002
Occupancy and equipment	1,068,425	897,801
Loan Expense	1,001,184	612,069
Data processing	195,536	207,959
Other expenses	1,444,065	1,203,747

Total non-interest expense	11,633,756	10,062,578

INCOME BEFORE TAXES	1,702,782	1,668,463

Income tax provision	(569,700)	(514,400)

NET INCOME	1,133,082	1,154,063

Less: Net income attributable to noncontrolling interest	(13,265)	(93,792)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$1,119,817	$1,060,271

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(183,750)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$729,817	$876,521

NET INCOME PER COMMON SHARE:
Basic	$0.13	$0.16
Diluted	$0.13	$0.16

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	Three Months Ended March 31
(Dollars in thousands, except per share data)	2010	2009	Change
EARNINGS
Interest income	$8,552	$7,567	13.0%
Interest expense	2,166	2,978	(27.3)
Net interest income	6,386	4,589	39.2
Provision for loan losses	1,328	700	89.7
Noninterest income	8,278	7,842	5.6
Noninterest expense	11,634	10,063	15.6
Pre-tax net income	1,702	1,668	2.0
Minority interest in net income	13	94	(86.2)
Income taxes	569	514	10.7
Net income	1,120	1,060	5.7

PER COMMON SHARE
Earnings per share - basic	$0.13	$0.16	(18.8)%
Earnings per share - diluted	0.13	0.16	(18.8)
Book value	8.23	8.04	2.4
Tangible book value	7.96	7.74	2.8
Closing market price (adjusted)	7.79	5.10	52.7

FINANCIAL RATIOS
Return on average assets	0.67%	0.69%	(2.9)%
Return on average stockholders’ equity	6.68	7.10	(5.9)
Net interest margin (FTE)	4.13	3.20	29.1
Non-interest revenue/Total revenue	49.2	50.9	(3.3)
Efficiency - Consolidated	79.0	80.6	(2.0)
Efficiency - Bank only	54.1	71.8	(24.7)
Average equity to average assets	10.05	9.68	3.8
Total risk based capital - Consolidated	13.90	14.78	(6.0)
Total risk based capital - Bank only	13.50	11.94	13.1

PERIOD END BALANCES
Total loans held for sale	$82,664	$80,769	2.3%
Total loans held for investment	556,784	507,196	9.8
Interest-earning assets	666,906	603,880	10.4
Assets	704,678	634,203	11.1
Total deposits	579,104	521,715	11.0
Other borrowings	52,088	46,551	11.9
Stockholders’ equity	68,455	60,974	12.3

AVERAGE BALANCES
Total loans held for investment	$544,628	$505,861	7.7%
Interest-earning assets	637,447	593,211	7.5
Assets	676,455	625,642	8.1
Total deposits	548,685	497,567	10.3
Other borrowings	51,471	61,542	(16.4)
Stockholders’ equity	67,978	60,558	12.3

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,300	$8,046	15.6%
Provision for loan losses	1,328	700	89.7
Charge-offs	2,042	88	2220.5
Recoveries	64	2	3100.0
Ending balance	8,650	8,660	(0.1)
Net charge-off loans to average loans	0.36	0.02	2036.3

ASSET QUALITY RATIOS
Nonperforming assets to total assets	1.05%	1.61%	(56.0	)bp
Allowance for loan losses to total loans	1.55	1.71	(15.4	)bp
Allowance for loan losses to nonperforming loans	116.39	84.55	37.7%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$—	$1,495	(100.0)%
Nonaccrual & Restructured debt	6,595	7,891	(16.4)
OREO	837	856	(2.2)

Nonperforming assets	7,432	10,242	(27.4)%

bp - Change is measured as difference in basis points.